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                                                                    Exhibit 99.6


             [LETTERHEAD OF CREDIT SUISSE FIRST BOSTON CORPORATION]





Board of Directors
C-Cube Microsystems Inc.
1873 Barber Lane
Milpitas, California  95035

Members of the Board:

We hereby consent to the reference to our opinion letter, dated March 26, 2001, to the Board of Directors of C-Cube Microsystems Inc. ("C-Cube") under the caption "SUMMARY -- Opinion of C-Cube's Financial Advisor" in the Prospectus of LSI Logic Corporation ("LSI Logic") included in the Registration Statement on Form S-4 relating to the proposed exchange offer and merger transaction involving C-Cube and LSI Logic. In giving such consent, we do not admit that we come within the category of persons whose consent is required under, and we do not admit that we are "experts" for purposes of, the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.


                                  By: /s/ Credit Suisse First Boston Corporation
                                      ------------------------------------------
                                      CREDIT SUISSE FIRST BOSTON CORPORATION



April 12, 2001